Exhibit 99.5

HERTZ COMPLETES ACQUISITION
OF DOLLAR THRIFTY

PARK RIDGE, N.J., November 20, 2012 – Hertz Global Holdings, Inc. (NYSE: HTZ) announced today that it has successfully completed its previously announced acquisition of Dollar Thrifty Automotive Group, Inc. (NYSE: DTG).  As a result of the transaction, Dollar Thrifty has become a wholly owned subsidiary of Hertz.

Hertz Chairman and Chief Executive Officer, Mark P. Frissora said: “In the 94-year history of Hertz, our employees and business partners have never been this excited.  Over the past six years, we have competed successfully with only one global premium brand in place while our competitors have had multiple brands to work against us.  Starting today, we now have two additional, popular brands to compete across multiple market segments, with plans to offer them to our many partners and customers.  That's why we are pleased to announce that the transaction is complete, and we look forward to working expeditiously with Dollar Thrifty to integrate the strengths of our two great companies.”

Hertz completed a tender offer in which it purchased approximately 99.6% of the shares of Dollar Thrifty common stock then outstanding at $87.50 per share in cash.

Hertz subsequently acquired the remaining shares of Dollar Thrifty common stock by means of a short-form merger in which such shares were converted into the right to receive the same $87.50 per share in cash that will be paid in the tender offer.  In order to accomplish the short-form merger, Hertz exercised its “top-up” option to purchase additional shares of Dollar Thrifty common stock directly from Dollar Thrifty.  Dollar Thrifty’s common stock will no longer be listed on the New York Stock Exchange.

On November 20, 2012, Hertz posted to its website a summary of the divestiture agreement that Hertz entered into with the Federal Trade Commission in connection with the acquisition of Dollar Thrifty, a list of related frequently asked questions and PowerPoint slides.

Hertz Contact information:

Investors
Leslie Hunziker
Staff Vice President - Investor Relations
Tel: 201-307-2337
E-mail: lhunziker@hertz.com

Media
Richard Broome
Senior Vice President - Corporate Affairs & Communications
Tel: 201-307-2486
E-mail: rbroome@hertz.com

Steven Lipin / Jayne Rosefield
Brunswick Group
Tel: 212-333-3810

About Hertz Global Holdings, Inc.

Hertz is the largest worldwide airport general use car rental brand, operating from approximately 8,800 corporate and licensee locations in approximately 150 countries in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the number one airport car rental brand in the U.S. and at 111 major airports in Europe. In addition, the Company has sales and marketing centers in 60 countries which promote Hertz business both within and outside such country. Product and service initiatives such as Hertz Gold Choice, Hertz #1 Club Gold®, NeverLost® customized, onboard navigation systems, Sirius XM Satellite Radio, and unique cars and SUVs offered through the Company’s Adrenaline, Prestige and Green Traveler Collections, set Hertz apart from the competition. In 2008, the Company entered the global car sharing market with its service now referred to as Hertz On Demand which rents cars by the hour and/or by the day, at various locations in the U.S., Canada and Europe. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of rental equipment, from small tools and supplies to earthmoving equipment, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers, from approximately 340 branches in the United States, Canada, China, France, Spain and Saudi Arabia, as well as through its international licensees. Hertz also owns Donlen Corporation, based in Northbrook, Illinois, which is a leader in providing fleet leasing and management services.

About Dollar Thrifty Automotive Group, Inc.

Through its Dollar Rent A Car and Thrifty Car Rental brands, the Company has been serving value-conscious leisure and business travelers since 1950.  The Company maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators.  Dollar and Thrifty have approximately 280 corporate locations in the United States and Canada, with approximately 5,800 employees located mainly in North America.  In addition to its corporate operations, the Company maintains global service capabilities through an expansive franchise network of approximately 1,300 franchise locations in 82 countries.  For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

Cautionary Note Concerning Forward-Looking Statements

This communication contains “forward-looking statements”. Examples of forward-looking statements include information concerning Hertz’s outlook, anticipated revenues and results of operations, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that Hertz has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Among other items, such factors could include: the risk that expected synergies, operational efficiencies and cost savings from a Dollar Thrifty acquisition may not be fully realized or realized within the expected time frame; the risk that unexpected costs will be incurred in connection with the proposed Dollar Thrifty transaction; the retention of certain key employees of Dollar Thrifty may be difficult; the operational and profitability impact of divestitures required to be undertaken to secure regulatory approval for an acquisition of Dollar Thrifty; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives; occurrences that disrupt rental activity during our peak periods; our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs; our ability to accurately estimate future levels of rental activity and adjust the size of our fleet accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness; safety recalls by the manufacturers of our vehicles and equipment; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles and equipment; any impact on us from the actions of our licensees, franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation; risks related to our indebtedness, including our substantial amount of debt and our ability to incur substantially more debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our senior credit facilities, our outstanding unsecured senior notes and certain asset-backed and asset-based funding arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team; the effect of tangible and intangible asset impairment charges; the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices; and our exposure to fluctuations in foreign exchange rates. Additional information concerning these and other factors can be found in our filings and Dollar Thrifty’s filings with the Securities and Exchange Commission, including our and Dollar Thrifty’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Hertz therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to Hertz or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.